Exhibit 8.2

Watson, Farley & Williams (New York) LLP
100 Park Avenue New York, New York 10017
Tel (212) 922 2200 Fax (212) 922 1512

March 10, 2008

Excel Maritime Carriers Ltd. 17th km National Road Athens Lamia & Finikos Street 145-64 Nea Kifisia Athens, Greece

Registration Statement on Form F-4

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of Liberia (“Liberian Law”) to Excel Maritime Carriers Ltd., a Liberian corporation (the “Company”), in connection with the preparation of a Registration Statement on Form F-4 (as amended through to the effective date thereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, with respect to the issuance by the Company of shares of the Company’s Class A common shares, par value $0.01 per share, pursuant to the Agreement and Plan of Merger dated as of January 29, 2008 (the “Merger Agreement”) among the Company, Bird Acquisition Corp. and Quintana Maritime Limited.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, and (iii) originals, or copies certified to our satisfaction, of all such records of the Company, agreements and other documents, certificates of public officials, officers and representatives of the Company and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise.  We have also assumed the declaration by the SEC of the effectiveness of the Registration Statement.

This opinion is limited to Liberian Law and is as of the effective date of the Registration Statement.

Based on the foregoing and the facts set forth in the Registration Statement, and having regard to legal considerations which we deem relevant, we hereby confirm that the opinion attributed to Watson, Farley & Williams (New York) LLP set forth in the Registration Statement under the caption “The

London • Athens • Paris • New York • Singapore • Bangkok • Rome • Hamburg

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a 'partner' means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

Merger - Material Liberian Income Tax Considerations” is the opinion of Watson, Farley & Williams (New York) LLP and accurately states our view as to the tax matters discussed therein.  In addition, such opinion fairly presents the information expected to be relevant to holders of the common stock of the Company to be issued pursuant to the Merger Agreement and the Registration Statement, and fairly summarizes the matters referred to therein.

Our opinion as set forth in the Registration Statement is based on the current provisions of Liberian law, which may be changed at any time with retroactive effect.  No opinion is expressed on any matters other than those specifically referred to above.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement under the caption “The Merger - Material Liberian Income Tax Considerations”.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Watson, Farley & Williams (New York) LLP